UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 12, 2016

PAN AMERICAN GOLDFIELDS LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eugenio Ramirez Calderon #1404
Col San Felipe
Chihuahua, Chih
Mexico C.P. 31203
(Address of principal executive offices) (Zip Code)

(303) 872-7814
Company’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Sale of Unregistered Equity Securities

On April 12, 2016, Pan American Goldfields Ltd. sold $500,000 of unregistered securities in the form of an 8% Convertible Redeemable Debentures due April 1, 2017 to one affiliate,  Minera Rio Tinto, S.A. de C.V,  in a private placement transaction not involving a public offering.  The debenture is convertible into 50,000,000 common shares at $0.01 per share.  The Debentures (and the shares issuable on conversion) are exempt from the registration requirements of the Securities Act of 1933 pursuant to Regulation S of the Securities Act having been issued in an off-shore transaction to a non-US person, as such terms are defined in Regulation S. The securities sold in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

PAN AMERICAN GOLDFIELDS, LTD.

By:  /s/Robert Knight

Robert Knight, President
April 14, 2016